                                                                                                       Exhibit 99.1

Following is the text of a press release disseminated by the registrant on August 30, 2002:

Ball Corporation  10 Longs Peak Drive, Broomfield, Colorado 80021-2510

For Immediate Release                       http://www.ball.com
Investor Contact:          Ann Scott        303.460.3537, ascott@ball.com
Media Contact:             Scott McCarty    303.460.2103, smccarty@ball.com

                                       Ball to Acquire Schmalbach-Lubeca AG;
                            European Acquisition Expected to Boost Ball's 2003 Results

         BROOMFIELD, Colo., Aug. 29, 2002--Ball Corporation [NYSE:BLL] announced today that it has agreed to acquire Schmalbach-Lubeca AG, the second largest beverage can manufacturer in Europe.  Combined, the two companies produce more than 45 billion beverage cans annually in North America and Europe.  Ball will be acquiring the German-based company for approximately 900 million euros in cash and the assumption of approximately 16 million euros of net debt.  The final purchase price is subject to working capital and other post-closing adjustments.  The transaction is expected to close in late 2002 or early 2003.
         Schmalbach-Lubeca, headquartered in Ratingen, Germany, operates 12 manufacturing plants--four each in Germany and
Great Britain, two in France and one each in the Netherlands and Poland.  The company produces more than 12 billion aluminum and steel beverage cans and easy-opening can ends, employs approximately 2,500 people and has forecasted sales in 2002 in excess of $1 billion.
         "This strategic acquisition will provide better geographic balance in our largest product line, and it will give us a major presence in the world's second largest market for beverage cans," said R. David Hoover, chairman, president and chief executive officer of Ball Corporation. "The addition of Schmalbach-Lubeca will provide Ball a solid number two position in Europe to go with our number one position in the larger North
American market."
         Hoover said the acquisition of Schmalbach-Lubeca is immediately expected to earn in excess of Ball's cost of capital and to be accretive to Ball's full year 2003 results by more than 15 percent.  Also in 2003,
Schmalbach-Lubeca should add significantly to Ball's already strong cash flow from operations.  He said the acquisition will have little or no effect on Ball's 2002 earnings per share.

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         The European beverage can industry supplied approximately 38 billion units in 2001, an increase of more than 7 percent over 2000.  Schmalbach-Lubeca has approximately 31 percent of the installed beverage can manufacturing capacity in Europe.
         "We believe there is an excellent fit between Schmalbach-Lubeca and Ball.  Like Ball, Schmalbach-Lubeca
has a highly skilled workforce, excellent manufacturing facilities, strong research and development capabilities and an experienced and successful management team," Hoover said.  "The European market has been growing and the customer base is consolidating. This represents an excellent opportunity for a company like Schmalbach-Lubeca, which enjoys superior customer relations and a solid reputation for quality and innovation.  We see tremendous opportunity for best practices sharing from the combination of our companies."
         After the transaction, Schmalbach-Lubeca will be operated as a wholly owned European subsidiary of Ball.  Hoover said that Hanno C. Fiedler, chairman and chief executive officer of Schmalbach-Lubeca, is expected to become an executive vice president of Ball Corporation and head of Ball's new European operations.  Completion of the acquisition is subject to various conditions, including regulatory approvals.
         "This is a large and strategically important acquisition for Ball Corporation," Hoover said.  "It is similar in size and scope to the acquisition we made in 1998 of the Reynolds Metals beverage can manufacturing assets in
North America.  That was very much a synergy driven acquisition, and the integration of that business into Ball is complete and has been highly successful.
         "Our strong cash flow from that acquisition and the rest of our operations has allowed us to pay down debt and position ourselves to take this next step in the continuing consolidation of worldwide packaging businesses,"
Hoover said.  "Schmalbach's strong performance and cash flow will make it immediately accretive to Ball.  We also believe that we will be able to improve both companies over time by building on their historic strengths of high quality and greatest value and coupling those strengths with our rigorous approach to managing operations."
         Raymond J. Seabrook, Ball senior vice president and chief financial officer, said the transaction will be financed with borrowings from banking institutions that have already provided a commitment to Ball, subject to specified closing conditions.  The company will refinance its existing bank debt.  Its existing public bonds will remain in place.  Ball will assume Schmalbach-Lubeca's German pension liabilities of approximately 250 million euros.

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         "We have aggressively paid down debt since our last major acquisition," Seabrook said.  "That allows us to make this acquisition without using equity and still maintain very solid credit statistics.  We expect to maintain our current credit ratings after this transaction is complete. Our pro forma leverage will be three times debt to EBITDA compared to 4.4 times following the 1998 acquisition."
         Since the sale of its plastic container and White Cap closure businesses earlier this year, Schmalbach-Lubeca consists entirely of its beverage can business.  The company has been in the packaging industry throughout its history and introduced the beverage can in Germany in 1953.
         Ball Corporation is one of the world's leading suppliers of metal and plastic packaging to the beverage and food industries.  The company also owns Ball Aerospace & Technologies Corp.  Ball reported 2001 sales of $3.7 billion, of which approximately $3.3 billion came from its packaging segment and $400 million from its aerospace and technologies segment.

Conference Call and Web Cast Information
Ball Corporation will hold a conference call and Web cast (including slides) to discuss this news release at 8 a.m.
Mountain Daylight Time on Friday, Aug. 30, 2002. R. David Hoover, Ball's chairman, president and chief executive officer, will host the call. The North American toll-free number for the call is 800-252-9521.
International callers should dial 415-904-7308. To listen to a live Web cast and access the slide presentation, use the following Web address:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BLL&script=1010&item_id=659114
For those unable to listen to the live call, a taped rebroadcast of the call will be available until midnight on
Sept. 9, 2002. To access the rebroadcast, dial 800-633-8284 (domestic callers) or 402-977-9140 (international callers) and enter 20862896 as the pass code. A Web cast replay will be available at the call's conclusion at the
Web address above. A written transcript of the call will also be posted within 48 hours of the call's conclusion to Ball's Web site at www.ball.com in the investor relations section under "presentations."

Forward-Looking Statements
         The information in this news release contains "forward-looking" statements.  Actual results or outcomes may differ materially from those expressed or implied.  As time passes, the relevance and accuracy of forward-looking statements contained in this release may change.  The Company currently does not intend to update any particular forward-looking statement except, as it deems necessary at quarterly or annual release of earnings.  Please refer to the Form 10-Q filed by Ball Corporation on August 14, 2002, for a summary of key risk factors that could affect actual results or outcomes.  Factors that might affect the Packaging segment or business of the Company are:  fluctuation in consumer and customer demand; competitive packaging material availability, pricing and substitution; the weather; vegetable and fishing yields; company and industry productive capacity and competitive activity; lack of productivity improvement or production cost reductions;
regulatory action or laws, such as recycling or mandatory deposit laws; availability and cost of raw materials, energy and transportation; the ability or inability to pass on to customers changes in these costs, particularly resin, steel and aluminum; pricing and ability or inability to sell scrap; and international business risks
(including foreign exchange rates) particularly in developing countries such as China and Brazil.  Factors that may affect the Aerospace segment or business are:  funding, authorization, and availability of government contracts; and technical uncertainty associated with Aerospace segment contracts.  Factors that could affect the
Company as a whole include those listed plus:  successful and unsuccessful acquisitions, joint ventures or divestitures and the integration activities associated therewith; the inability to purchase the Company's common stock; regulatory action or laws including those related to corporate governance and financial reporting, regulations and standards, business consolidation investment costs and the net realizable value of assets associated with the Company's activities; goodwill impairment; changes in generally accepted accounting principles or their interpretation; litigation, including intellectual property and antitrust; strikes; boycotts;
interest rates and level of company debt; terrorist activities, war or catastrophic events; and U.S. and foreign economic conditions.

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